UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2009

ELKO VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141426	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N. Rainbow Blvd. # 3003, Las Vegas, NV 89107
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (702) 635-8146

______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item1.01	Entry into a Material Definitive Agreement

On August 18, 2009, we entered into a consulting agreement with Mr. Frederick C. Bauman. The consulting agreement is for a term of three years. We have retained Mr. Bauman to consult on corporate and structured finance, corporate law, mining mineral exploration, mineral property acquisitions and divestiture, talent acquisition and other consulting services. As compensation under the agreement, we have agreed to issue 5,000,000 restricted common shares of our company. Mr. Bauman has agreed that these 5,000,000 restricted shares of our company’s common stock will not be in any manner either assigned, pledged, sold, lent or in any way alienated for a period of 3 (three) years commencing from the date of the agreement and terminating on August 18, 2012.

On August 18, 2009, we entered into a consulting agreement with Flexwell Finance Limited. The consulting agreement is for a term of three years. We have retained Flexwell Finance Limited to consult on corporate and structured finance, securities law, fund raising, investor relations and other consulting services. As compensation under the agreement, we have agreed to issue 5,000,000 restricted common shares of our company. Flexwell Finance Limited has agreed that these 5,000,000 restricted shares of our company’s common stock will not be in any manner either assigned, pledged, sold, lent or in any way alienated for a period of 3 (three) years commencing from the date of the agreement and terminating on August 18, 2012.

On August 18, 2009, we entered into a consulting agreement with Topcast Management Limited. The consulting agreement is for a term of three years. We have retained Topcast Management Limited to consult on corporate and structured finance, securities law, fund raising, investor relations and other consulting services. As compensation under the agreement, we have agreed to issue 5,000,000 restricted common shares of our company. Topcast Management Limited has agreed that these 5,000,000 restricted shares of our company’s common stock will not be in any manner either assigned, pledged, sold, lent or in any way alienated for a period of 3 (three) years commencing from the date of the agreement and terminating on August 18, 2012.

On August 18, 2009, we entered into a 5 year service agreement with Mr. Ronald Yadin Lowenthal; our President and Chief Executive Officer. As compensation under the agreement, we have agreed to issue 3,000,000 restricted shares of our common stock. Mr. Lowenthal has agreed that these 3,000,000 restricted shares of our company’s common stock will not be in any manner either assigned, pledged, sold, lent or in any way alienated for a period of 2 (two) years commencing from the date of the agreement and terminating on August 18, 2011. As a signing bonus, we have agreed to issue 2,000,000 restricted shares of our common stock to Mr. Lowenthal. Mr. Lowenthal has agreed that these 2,000,000 restricted shares of our company’s common stock will not be in any manner either assigned, pledged, sold, lent or in any way alienated for a period of 3 (three) years commencing from the date of the agreement and terminating on August 18, 2012.

Item 3.02	Unregistered Sales of Equity Securities

Effective August 18, 2009, we issued an aggregate of 15,000,000 restricted shares of our common stock to three (3) non-U.S. persons (at that term as defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 pursuant to consulting agreements and a services agreement.

Effective August 18, 2009, we issued an aggregate of 5,000,000 restricted shares of our common stock to one (1) U.S. person, as that term is defined in Regulation S of the Securities Act of 1933, relying on Section 4(2) of the Securities Act and/or Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended).

Item 9.01	Financial Statements and Exhibits

10.1	Consulting Agreement between our company and Mr. Frederick C. Bauman

10.2	Consulting Agreement between our company and Flexwell Finance Limited

10.3	Consulting Agreement between our company and Topcast Management Limited

10.4	Services Agreement between our company and Mr. Ronald Yadin Lowenthal

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELKO VENTURES INC.

/s/ Ronald Yadin Lowenthal
Ronald Yadin Lowenthal
President and Director
August 21, 2009